UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 15, 2008

EMTA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136583	41-2145746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7430 E. Butherus, Suite C, Scottsdale, AZ		85260
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(480) 222-6222

Not Applicable
(Former name or former address, if changed since last report)

Copies to:

Michael K. Hair, Esq.
Michael K. Hair, P.C.
7407 E. Ironwood Court
Scottsdale, Arizona 85258
Phone: (480) 443-9657
Fax: (480) 443-1908

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Recent Sales of Unregistered Securities

During the period from January 15, 2008 through February 29, 2008, the Registrant sold and issued an aggregate of 9,270,000 shares of common stock, with par value of $0.001, for an aggregate purchase price of $1,158,750 (the “Offering”).  The Offering was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, in as much as the securities were issued only to accredited investors without any form of general solicitation or general advertising. Out of the total gross proceeds of the Offering, the Registrant is obligated to pay to its placement agents $57,938, which represents 5.0% of the $1,158,750 sold by the placement agent pursuant to the Offering.

Except as otherwise disclosed herein, there were no underwriting discounts or other commissions paid in conjunction with the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   February 29, 2008

EMTA HOLDINGS, INC.

By:	/s/ Edmond L. Lonergan

Edmond L. Lonergan
President - Chief Executive Officer